UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 29, 2024

Elanco Animal Health Incorporated

(Exact name of registrant as specified in its charter)

Indiana	001-38661	82-5497352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 Innovation Way Greenfield, Indiana (Address of principal executive offices)	46140 (Zip Code)

Registrant’s telephone number, including area code: (877) 352-6261

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ELAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 29, 2024, Elanco Animal Health Incorporated (the “Company”) entered into a cooperation agreement (the “Cooperation Agreement”) with Ancora Catalyst Institutional, LP and certain of its affiliates (together, the “Ancora Parties”).

Pursuant to the Cooperation Agreement, the Company has appointed Kathy V. Turner and Craig S. Wallace to the Company’s Board of Directors (the “Board”), effective as of March 29, 2024. The Cooperation Agreement provides for customary director replacement procedures in the event either Ms. Turner or Mr. Wallace cease to serve as a director under certain circumstances as specified in the Cooperation Agreement.

Pursuant to the Cooperation Agreement, the Company also agreed to appoint Ms. Turner and Mr. Wallace to the Finance and Oversight Committee of the Company’s Board, which will be renamed the “Finance, Strategy and Oversight Committee.”

Pursuant to the Cooperation Agreement, the Ancora Parties have agreed to abide by certain customary standstill restrictions, voting commitments, and other provisions, such as a mutual non-disparagement provision, which remain in effect until the earlier of (i) the date that is 30 days prior to the deadline for the submission of shareholder nominations for the Company’s 2025 annual meeting of shareholders pursuant to the Company’s Amended and Restated Bylaws or (ii) the date that is 120 days prior to the first anniversary of the Company’s 2024 annual meeting of shareholders.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Cooperation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2024, Ms. Turner and Mr. Wallace were appointed to the Board. Mr. Wallace joined the class with a term expiring in 2025. Ms. Turner joined the class with a term expiring in 2026, with the understanding that Ms. Turner will ultimately be a member of, and be appointed to, the 2025 class in connection with the classes being rebalanced by the Board re-allocating an existing member of the 2025 class to the 2026 class. In connection with the appointments of Ms. Turner and Mr. Wallace, the size of the Board was increased from 12 to 14 members.

Ms. Turner and Mr. Wallace will join the Finance, Strategy and Oversight Committee pursuant to the Cooperation Agreement.

Ms. Turner and Mr. Wallace were appointed to the Board pursuant to understandings with the Ancora Parties, which are shareholders of the Company. The disclosures set forth in Item 1.01 above are incorporated herein by reference.

Except for the Cooperation Agreement described in Item 1.01 above, there were no arrangements or understandings pursuant to which Ms. Turner or Mr. Wallace were appointed to the Board, and since the beginning of the last fiscal year, there have been no related party transactions between the Company and Ms. Turner or Mr. Wallace that would be reportable under Item 404(a) of Regulation S-K.

Ms. Turner and Mr. Wallace will participate in the same compensation program as each of the Company’s other non-employee directors, as described under “Non-Employee Director Compensation” in the Company’s proxy statement for its 2023 annual meeting of shareholders filed with the Securities and Exchange Commission on April 6, 2023.

Item 7.01	Regulation FD Disclosure.

On April 1, 2024, the Company issued a press release announcing the appointment of Ms. Turner and Mr. Wallace to the Board and the Company’s entry into the Cooperation Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Cooperation Agreement, dated as of March 29, 2024, by and among Elanco Animal Health Incorporated, Ancora Catalyst Institutional, LP and the other person and entities listed thereto.
99.1	Press Release issued by Elanco Animal Health Incorporated, dated as of April 1, 2024.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elanco Animal Health Incorporated

Date: April 1, 2024	By:	/s/ Shiv O’Neill
Name: Shiv O’Neill
Title: Executive Vice President, General Counsel and Corporate Secretary